Filed Pursuant to Rule 433

Registration No. 333 223774

Anheuser-Busch InBev Worldwide Inc.

Pricing Term Sheet

April 1, 2020

$1,750,000,000 3.500% Notes due 2030

Issuer:	Anheuser-Busch InBev Worldwide Inc.

Guarantors:	Anheuser-Busch Companies, LLC, Anheuser-Busch InBev SA/NV, Anheuser-Busch InBev Finance Inc., Brandbrew SA, Brandbev S.à r.l., Cobrew NV

Issuer Rating*:	Baa1/A- stable/negative watch

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	April 1, 2020

Settlement Date:	(T+2); April 3, 2020

Joint Bookrunners and Global Coordinators:	Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

Joint Bookrunners:	ING Financial Markets LLC, Mizuho Securities USA LLC, NatWest Markets Securities Inc. and SG Americas Securities, LLC.

Senior Co-Managers:	Santander Investment Securities Inc. and TD Securities (USA) LLC.

Co-Managers:	Banca IMI S.p.A. and Commerz Markets LLC.

Business Days:	New York, London, Brussels.

Listing:	NYSE

Principal Amount:	$1,750,000,000

Maturity:	June 1, 2030

Optional Redemption:

The Notes may be redeemed at any time, at the Issuer’s option, as a whole or in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•  100% of the aggregate principal amount of the Notes to be redeemed; and

•  as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed as if the Notes to be redeemed matured on March 1, 2030 (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 bps;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) the redemption date.

On or after March 1, 2030, the Notes will be redeemable as a whole or in part, at the Issuer’s option at any time and from time to time at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

Optional Tax Redemption:

The Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (as defined below), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after April 1, 2020 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it, provided, however, that any series of Notes may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under such Notes to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by the Parent Guarantor.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor would be obligated to pay the Additional Amounts if a payment in respect of the Notes were then due.

“Additional Amounts” means such additional amounts as shall be necessary in order that the net amounts received by the Holders, after a withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction.

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	June 1 and December 1

First Payment Date:	December 1, 2020

Coupon:	3.500%

Benchmark Treasury:	1.500% due February 15, 2030

Benchmark Price and Yield:	108-12; 0.624%

Spread to Benchmark:	+290 bps

Yield to Maturity:	3.524%

Price to Public:	99.790%

CUSIP:	035240 AV2

ISIN:	US035240AV25

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, BNP Paribas Securities Corp. at 1-800-854-5674, BofA Securities, Inc. toll-free at 1-800-294-1322, Citigroup Global Markets Inc. at 1-800-831-9146, Deutsche Bank Securities Inc. at 1-800-503-4611 or J.P. Morgan Securities LLC at 1-212-834-4533.

It is expected that delivery of the Notes will be made against payment thereof on or about April 3, 2020 which will be two U.S. business days (as such term is used for purposes of Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) following the date hereof (such settlement cycle being referred to as “T+2”).

*The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

Filed Pursuant to Rule 433

Registration No. 333 223774

Anheuser-Busch InBev Worldwide Inc.

Pricing Term Sheet

April 1, 2020

$1,000,000,000 4.350% Notes due 2040

Issuer:	Anheuser-Busch InBev Worldwide Inc.

Guarantors:	Anheuser-Busch Companies, LLC, Anheuser-Busch InBev SA/NV, Anheuser-Busch InBev Finance Inc., Brandbrew SA, Brandbev S.à r.l., Cobrew NV

Issuer Rating*:	Baa1/A- stable/negative watch

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	April 1, 2020

Settlement Date:	(T+2); April 3, 2020

Joint Bookrunners and Global Coordinators:	Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

Joint Bookrunners:	ING Financial Markets LLC; Mizuho Securities USA LLC, NatWest Markets Securities Inc. and SG Americas Securities, LLC.

Senior Co-Managers:	Santander Investment Securities Inc. and TD Securities (USA) LLC.

Co-Managers:	Banca IMI S.p.A. and Commerz Markets LLC.

Business Days:	New York, London, Brussels.

Listing:	NYSE

Principal Amount:	$1,000,000,000

Maturity:	June 1, 2040

Optional Redemption:

The Notes may be redeemed at any time, at the Issuer’s option, as a whole or in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•  100% of the aggregate principal amount of the Notes to be redeemed; and

•  as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed as if the Notes to be redeemed matured on December 1, 2039 (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 bps;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) the redemption date.

On or after December 1, 2039, the Notes will be redeemable as a whole or in part, at the Issuer’s option at any time and from time to time at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

Optional Tax Redemption:

The Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (as defined below), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after April 1, 2020 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it, provided, however, that any series of Notes may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under such Notes to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by the Parent Guarantor.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor would be obligated to pay the Additional Amounts if a payment in respect of the Notes were then due.

“Additional Amounts” means such additional amounts as shall be necessary in order that the net amounts received by the Holders, after a withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction.

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	June 1 and December 1

First Payment Date:	December 1, 2020

Coupon:	4.350%

Benchmark Treasury:	2.375% due November 15, 2049

Benchmark Price and Yield:	126-08; 1.304%

Spread to Benchmark:	+305 bps

Yield to Maturity:	4.354%

Price to Public:	99.937%

CUSIP:	035240 AS9

ISIN:	US035240AS95

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, BNP Paribas Securities Corp. at 1-800-854-5674, BofA Securities, Inc. toll-free at 1-800-294-1322, Citigroup Global Markets Inc. at 1-800-831-9146, Deutsche Bank Securities Inc. at 1-800-503-4611 or J.P. Morgan Securities LLC at 1-212-834-4533..

It is expected that delivery of the Notes will be made against payment thereof on or about April 3, 2020 which will be two U.S. business days (as such term is used for purposes of Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) following the date hereof (such settlement cycle being referred to as “T+2”).

*The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

Filed Pursuant to Rule 433

Registration No. 333 223774

Anheuser-Busch InBev Worldwide Inc.

Pricing Term Sheet

April 1, 2020

$2,250,000,000 4.500% Notes due 2050

Issuer:	Anheuser-Busch InBev Worldwide Inc.

Guarantors:	Anheuser-Busch Companies, LLC, Anheuser-Busch InBev SA/NV, Anheuser-Busch InBev Finance Inc., Brandbrew SA, Brandbev S.à r.l., Cobrew NV

Issuer Rating*:	Baa1/A- stable/negative watch

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	April 1, 2020

Settlement Date:	(T+2); April 3, 2020

Joint Bookrunners and Global Coordinators:	Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

Joint Bookrunners:	ING Financial Markets LLC; Mizuho Securities USA LLC, NatWest Markets Securities Inc. and SG Americas Securities, LLC.

Senior Co-Managers:	Santander Investment Securities Inc. and TD Securities (USA) LLC.

Co-Managers:	Banca IMI S.p.A. and Commerz Markets LLC.

Business Days:	New York, London, Brussels

Listing:	NYSE

Principal Amount:	$2,250,000,000

Maturity:	June 1, 2050

Optional Redemption:

The Notes may be redeemed at any time, at the Issuer’s option, as a whole or in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•  100% of the aggregate principal amount of the Notes to be redeemed; and

•  as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed as if the Notes to be redeemed matured on December 1, 2049 (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 bps;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) the redemption date.

On or after December 1, 2049, the Notes will be redeemable as a whole or in part, at the Issuer’s option at any time and from time to time at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

Optional Tax Redemption:

The Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (as defined below), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after April 1, 2020 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it, provided, however, that any series of Notes may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under such Notes to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by the Parent Guarantor.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor would be obligated to pay the Additional Amounts if a payment in respect of the Notes were then due.

“Additional Amounts” means such additional amounts as shall be necessary in order that the net amounts received by the Holders, after a withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction.

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	June 1 and December 1

First Payment Date:	December 1, 2020

Coupon:	4.500%

Benchmark Treasury:	2.375% due November 15, 2049

Benchmark Price and Yield:	126-08; 1.304%

Spread to Benchmark:	+320 bps

Yield to Maturity:	4.504%

Price to Public:	99.924%

CUSIP:	035240 AT7

ISIN:	US035240AT78

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, BNP Paribas Securities Corp. at 1-800-854-5674, BofA Securities, Inc. toll-free at 1-800-294-1322, Citigroup Global Markets Inc. at 1-800-831-9146, Deutsche Bank Securities Inc. at 1-800-503-4611 or J.P. Morgan Securities LLC at 1-212-834-4533..

It is expected that delivery of the Notes will be made against payment thereof on or about April 3, 2020, which will be two U.S. business days (as such term is used for purposes of Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) following the date hereof (such settlement cycle being referred to as “T+2”).

*The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

Filed Pursuant to Rule 433

Registration No. 333 223774

Anheuser-Busch InBev Worldwide Inc.

Pricing Term Sheet

April 1, 2020

$1,000,000,000 4.600% Notes due 2060

Issuer:	Anheuser-Busch InBev Worldwide Inc.

Guarantors:	Anheuser-Busch Companies, LLC, Anheuser-Busch InBev SA/NV, Anheuser-Busch InBev Finance Inc., Brandbrew SA, Brandbev S.à r.l., Cobrew NV

Issuer Rating*:	Baa1/A- stable/negative watch

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	April 1, 2020

Settlement Date:	(T+2); April 3, 2020

Joint Bookrunners and Global Coordinators:	Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

Joint Bookrunners:	ING Financial Markets LLC; Mizuho Securities USA LLC, NatWest Markets Securities Inc. and SG Americas Securities, LLC.

Senior Co-Managers:	Santander Investment Securities Inc. and TD Securities (USA) LLC.

Co-Managers:	Banca IMI S.p.A. and Commerz Markets LLC.

Business Days:	New York, London, Brussels

Listing:	NYSE

Principal Amount:	$1,000,000,000

Maturity:	June 1, 2060

Optional Redemption:

The Notes may be redeemed at any time, at the Issuer’s option, as a whole or in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•   100% of the aggregate principal amount of the Notes to be redeemed; and

•   as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed as if the Notes to be redeemed matured on December 1, 2059 (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 bps;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) the redemption date.

On or after December 1, 2059, the Notes will be redeemable as a whole or in part, at the Issuer’s option at any time and from time to time at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

Optional Tax Redemption:

The Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (as defined below), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after April 1, 2020 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it, provided, however, that any series of Notes may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under such Notes to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by the Parent Guarantor.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor would be obligated to pay the Additional Amounts if a payment in respect of the Notes were then due.

“Additional Amounts” means such additional amounts as shall be necessary in order that the net amounts received by the Holders, after a withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction.

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	June 1 and December 1

First Payment Date:	December 1, 2020

Coupon:	4.600%

Benchmark Treasury:	2.375% due November 15, 2049

Benchmark Price and Yield:	126-08; 1.304%

Spread to Benchmark:	+330 bps

Yield to Maturity:	4.604%

Price to Public:	99.916%

CUSIP:	035240 AU4

ISIN:	US035240AU42

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, BNP Paribas Securities Corp. at 1-800-854-5674, BofA Securities, Inc. toll-free at 1-800-294-1322, Citigroup Global Markets Inc. at 1-800-831-9146, Deutsche Bank Securities Inc. at 1-800-503-4611 or J.P. Morgan Securities LLC at 1-212-834-4533..

It is expected that delivery of the Notes will be made against payment thereof on or about April 3, 2020, which will be two U.S. business days (as such term is used for purposes of Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) following the date hereof (such settlement cycle being referred to as “T+2”).

*The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.